UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019.

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Plumas Street, Suite 100, Reno, NV 89519

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 701 Regulation FD

Items 1.01, 1.02 and 5.02 Director-Officer Resignation and Appointments. On October 29, 2019, Diego Pellicer Worldwide, Inc. (“Registrant”) accepted the resignation of Ron Throgmartin from his positions as CEO, President and Director. Mr. Throgmartin’s resignation was not the result of any disagreements with Registrant’s plan of operations, policies or management.

On the same date, Registrant appointed Christopher D. Strachan, Registrant’s Chief Financial Officer, to membership on Registrant’s Board of Directors and appointed Nello Gonfiatini III, Regiatrant’s Chief Operations Officer, to the additional post of Chief Executive Officer. Mr. Strachan has served as Registrant’s accountant and was appointed Chief Financial Officer on February 1, 2016, and Mr. Gonfiantini has served with Registrant since May 12, 2016, when he began his service to Registrant as a Consultant and then transitioning to Vice President-Real Estate on February 8, 2017. Registrant and Messrs. Gonfiantini and Strachan are currently negotiating revised employment agreements.

Director Appointment. Christopher Strachan joined Registrant as its Chief Financial Officer in October, 2015. Mr. Strachan is an accomplished CFO, CEO, and manager with 30 years in corporate operations, marketing, securities, finance and 20 years of executive management experience. He has worked largely with developing and startup corporations, where he has honed his skills. For the past five years, Mr. Strachan has served as the President of Helisports LLC, a business development consulting company. In addition, he served as the CEO of Rhodes Architectural Stone from 2011 to 2012, the Director of Marketing and Sales of Glasair Aviation from 2012 to 2014 and the Director of Flight Operations and R&D at RotorWay Helicopters from 2009 to 2011. Mr. Strachan received his Bachelor of Science degree in accounting and economics from the University of the Witwatersrand, Johannesburg, South Africa, participated in the Professional Pilot Program at Salt Lake Community College and attended Brigham Young University, studying International Finance. On the basis of his financial background, experience and operational skills, Mr. Strachan is qualified to serve as a Director of Registrant.

Separation Agreement. Registrant and Ron Throgmartin signed a 5-year term Separation Agreement which, among other matters, terminated his Employment Agreement, as amended. In addition, this agreement provides that the Registrant will pay him $5,000 monthly against his accrued salary/fees and 50% of future compensation due under his terminated Employment Agreement, with certain accelerated payments in the event Registrant’s financial results attain certain EBITA benchmarks. Registrant shall have the right to require Mr. Throgmartin to provide consulting services to Registrant for a per diem fee of $500. Readers are alerted that all of these disclosures of certain provisions of the Separation Agreement are subject in their entirety to the terms and provisions set forth in the Separation Agreement, a copy of which is attached as an exhibit to this Current Report.

Item 701. On November 1, 2019, Registrant issued a press release concerning Items 1.01 and 5.02, attached as an Exhibit.

(d) Exhibits.

Exhibit No.	Description

10.1	Copy of Separation Agreement between Ron Throgmartin and Registrant, dated October 29, 2019.

99.1	Copy of Press Release, dated November 1, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

November 1, 2019	By: Christopher D. Strachan Chief Financial Officer

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